Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Adams Golf Announces Results for First Quarter 2009
PLANO, TEXAS, May 13, 2009 — Adams Golf (NasdaqCM:ADGF) today reported net sales of $23.5 million for the three months ended March 31, 2009, as compared to $28.0 million for the three months ended March 31, 2008, a decrease of 16% year-over-year. The Company had net income of $0.4 million, or $0.05 per fully diluted share, for the first quarter 2009, as compared to net income of $0.8 million, or $0.11 per fully diluted share, for the comparable period of 2008.
“Given the difficult economic conditions for the golf industry and economy as a whole, I am relatively pleased with the company’s Q1 results,” said Mr. Chip Brewer, CEO and President of Adams Golf. “Although revenues were down 16%, this performance exceeded market conditions in general which we believe were down approximately 23%. In addition, our team was disciplined in its expense management and thus delivered a profitable quarter.”
We remain encouraged with our market positions, brand strength and technology platforms. According to Golf Datatech, during the first quarter of 2009 our U.S. woods dollar market share was 5.8%, an increase of 37.8% over the same period in 2008, and our U.S. irons dollar market share was 8.9%, a decrease of 4.5% over the same period in 2008. We believe we gained share in the woods category due to market share gains in drivers and hybrids. We believe we ceded share in the irons category due to both price competition and the fact that our Idea a3os product is in the second year of its life cycle. Additionally, according to the Darrell Survey, our individual hybrids continue to be the #1 hybrid in play on the PGA, Champions and Nationwide Tours during 2009 and, according to Golf Datatech, we remain the perceived leader in hybrid technology. Furthermore, we remain the industry market share leader in hybrid iron sets and, with the launch of the patent pending aerodynamic technology inherent in our Speedline drivers, we believe we have a technology platform that offers us long-term opportunities in the driver category.
“Looking forward, we have recently begun to see some encouraging signs that we believe may signal a bottoming out in demand contraction during Q2 and Q3 with potential for improved conditions by year end. Still, we expect Q2 and Q3 to remain extremely difficult operating environments due to both continued year over year market contractions as well as marked increases in discounting and promotional activity by competitors. In response, we have taken further steps to reduce our overall expenses with a dual agenda of maintaining our brand momentum while maintaining our financial position in the face of extreme market conditions. These cost reduction efforts have now lowered our annualized fixed costs by approximately 21%. We are optimistic that our efforts will deliver long term shareholder value when market conditions improve,” Mr. Brewer concluded.
Adams Golf will host a conference call at 4:30 p.m. Eastern Daylight time on Thursday, May 14, 2009, with Chip Brewer, CEO and President, and Pamela High, Interim Chief Financial Officer, to review Adams’ Q1 2009 financial results. For telephone access to the conference call, dial (888) 241-0558 or (647) 427-3417 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 98608422.
Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, the global economic recession, and statements using terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “inevitably,” “appears,” or “believe”. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under “Risk Factors” in our 10-K’s, 10-Q’s and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For more information, please contact:
Pamela High
Interim Chief Financial Officer
Adams Golf
(972) 673-9000
InvestorInfo@adamsgolf.com

ADAMS GOLF, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
ASSETS

	March 31,	December 31,
	2009	2008
	(unaudited)

Current assets:
Cash and cash equivalents	$2,619	$5,960
Trade receivables, net of allowance for doubtful accounts of $1,303 (unaudited) and $1,321 in 2009 and 2008, respectively	24,427	14,743
Inventories, net	33,246	33,611
Prepaid expenses	1,537	908
Other current assets	48	29

Total current assets	61,877	55,251

Property and equipment, net	1,284	1,210
Deferred tax asset — non current	10,228	10,228
Other assets, net	331	367

	$73,720	$67,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,661	$9,471
Accrued expenses	7,364	7,253
Current debt	6,016	—
Other current liabilities	14	—

Total current liabilities	23,055	16,724
Other liabilities	13	18

Total liabilities	23,068	16,742

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	—	—
Common stock, $.001 par value; authorized 12,500,000 shares; 7,019,241 and 6,909,866 shares issued and 6,608,304 and 6,498,929 shares outstanding at March 31, 2009 (unaudited) and December 31, 2008, respectively	7	7
Additional paid-in capital	92,918	92,701
Accumulated other comprehensive income	320	565
Accumulated deficit	(37,839)	(38,205)
Treasury stock, 410,937 common shares at March 31, 2009 and December 31, 2008, at cost	(4,754)	(4,754)

Total stockholders’ equity	50,652	50,314

	$73,720	$67,056

Contingencies

ADAMS GOLF, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net sales	$23,475	$28,001
Cost of goods sold	14,467	15,890

Gross profit	9,008	12,111

Operating expenses:
Research and development expenses	853	1,086
Selling and marketing expenses	5,951	7,655
General and administrative expenses	1,841	2,550

Total operating expenses	8,645	11,291

Operating income	363	820

Other income (expense):
Interest income (expense), net	(16)	34
Other income (expense), net	47	(50)

Income before income taxes	394	804
Income tax expense	28	6

Net income	$366	$798

Net income per common share — basic	$0.06	$0.13

— diluted	$0.05	$0.11